UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 24, 2009

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2009, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Beckman Coulter, Inc. (“Beckman Coulter”) approved the award of cash bonuses to certain of Beckman Coulter’s named executive officers in recognition of their efforts in connection with Beckman Coulter’s acquisition and initial integration of the diagnostic systems portion of Olympus Corporation’s life sciences business (the “Acquisition”). These bonuses were one time special bonuses related to the completion of the Acquisition. Beckman Coulter completed the Acquisition on August 3, 2009. The cash bonuses will be paid on August 28, 2009 to the following named executives as follows:

J. Robert Hurley Senior Vice President Human Resources	$100,000

Robert W. Kleinert Executive Vice President, Worldwide Commercial Operations	$100,000

Arnold A. Pinkston Senior Vice President, General Counsel and Secretary	$100,000

Charles P. Slacik Senior Vice President, Chief Financial Officer	$100,000

The Committee further granted Scott T. Garrett, Beckman Coulter’s Chief Executive Officer, the authority to award an additional $1.4 million to Beckman Coulter’s employees, including certain other executive officers who are not named executive officers, in recognition of efforts in connection with the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2009	BECKMAN COULTER, INC.

	By:	/s/ Arnold A. Pinkston
	Name:	Arnold A. Pinkston
	Title:	Senior Vice President, General Counsel and Secretary